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·COLE·
REAL ESTATE INVESTMENTS®

Cole Credit Property Trust II and Spirit Realty Capital: REALIZING LIQUIDITY AND CREATING OPPORTUNITY AT AN ATTRACTIVE VALUATION JANUARY 2013 INVESTOR PRESENTATION Exhibit 99.4

ADDITIONAL INFORMATION ABOUT THE PROPOSED MERGER AND WHERE TO FIND IT –

FORWARD LOOKING STATEMENTS –

· COLE ·

© 2013 Cole Capital Advisors. All Rights Reserved.

Important Disclosures
Spirit and CCPT II and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about Spirit’s executive officers and directors in Spirit’s final prospectus filed with the SEC on September 21,
2012. You can find information about CCPT II’s executive officers and directors in CCPT II’s definitive proxy statement filed with the SEC on April 13, 2012. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents from Spirit or CCPT II using the sources indicated above.
This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.
www.sec.gov
www.spiritrealty.com
In addition to historical information, this document contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and
Section 21E of the U.S. Securities Exchange Act of 1934, as amended. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Spirit, and Cole operate and beliefs of and assumptions made by Spirit management and CCPT II management, involve risks and uncertainties that could significantly affect the financial results of Spirit or CCPT II or the combined company. Words such as “expects,” “anticipates,” “intends,”
“plans,” “believes,” “projects,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving
Spirit and CCPT II, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, changes in sales or contribution volume of developed properties, general conditions in the geographic areas where we operate and the availability of capital — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates, credit spreads, and foreign currency exchange rates, (iii) changes in the real estate markets, (iv) continued ability to source new investments, (v) increased or unanticipated competition for our properties, (vi) risks associated with acquisitions, (vii) maintenance of real estate investment trust status, (viii) availability of financing and capital, (ix)
changes in demand for developed properties, (x) risks associated with achieving expected revenue synergies or cost savings, (xi) risks associated with the ability to consummate the merger and the timing of the closing of the merger, and (xii) those additional risks and factors discussed in reports filed with the SEC by Spirit and CCPT II from time to time. Neither Spirit nor CCPT II undertakes any duty to update any forward-looking statements appearing in this document.
Cole Credit Property Trust II, Inc. (“CCPT II”) expects to file with the Securities and Exchange Commission (“SEC”)  a registration statement on Form S-4 that will include a joint proxy statement of CCPT II and Spirit Realty Capital, Inc. (“Spirit”) that also constitutes a prospectus of Spirit. CCPT II and Spirit also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER
RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You
may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by Spirit and CCPT II with the SEC at
the SEC’s website at                        . Copies of the documents filed by Spirit with the SEC will be available free of charge on Spirit’s website at or by directing a written request to Spirit Realty Capital, Inc., 16767 North Perimeter Drive, Suite 210, Scottsdale, Arizona 85260, Attention: Investor Relations. Copies of the
documents filed by CCPT II with the SEC will be available free of charge by directing a written request to Cole Credit Property Trust II, Inc., 2325 East Camelback Road,
Suite 1100, Phoenix, Arizona, 85016, Attention: Investor Relations.

Cole Credit Property Trust II

SPIRIT
REALTY CAPITAL

COLE

© 2013 Cole Capital Advisors. All Rights Reserved.

Compelling Transaction
• Full liquidity with no lockup provisions for NYSE-listed shares of second largest publicly-traded net-lease REIT
• Successful exit for a portfolio that was raised and invested prior to the financial crisis
• Based on Spirit’s 1/18/2013 closing price of $17.82, an attractive valuation with a positive cumulative total return of 20-42%, including dividends, depending on shareholder holding period
• No internalization fee or transaction fees paid to Cole
• Expect continuation, without disruption, of a dividend distribution
• Enhanced and diversified portfolio profile, including higher occupancy and longer weighted average lease term
• Leadership by experienced and highly-regarded management
team with well-established infrastructure
• Smooth transition expected with support from Cole
• Significant upside from additional scale and access to capital
Spirit Realty Capital
Company Snapshot
• Net-lease REIT owns and invests
primarily in single-tenant,
operationally essential real estate
• Formed in 2003
• Taken private in 2007
• Completed IPO in 2012
(NYSE: SRC)

© 2013 Cole Capital Advisors. All Rights Reserved.

Transaction Overview
• Merger of Spirit Realty Capital, Inc. (“Spirit”) and Cole Credit Property Trust II (“CCPT II”)
• 100% stock merger transaction resulting in $7.1 billion combined pro forma enterprise value
• Fixed exchange ratio with each common share of Spirit converted into 1.9048 shares of CCPT II common stock
(equates to 0.525 Spirit shares for each share of CCPT II)
• Implied value per CCPT II share of $9.36 based on Spirit closing price of $17.82 on January 18, 2013
• Implied value per CCPT II share of $9.27 based on the volume weighted average of Spirit’s share price from the date of its inclusion in the Russell 2000 Index through the closing price on January 18, 2013, which was $17.66.
• Implied value per CCPT II share of $9.17 based on Spirit’s 20 trading day volume weighted average price of $17.47 as of January 18, 2013
• Combined entity to listed on the NYSE under Spirit’s ticker SRC
• Ownership: 44% Spirit / 56% CCPT II
• Contingent upon majority approval of both companies’ stockholders
• Spirit’s largest shareholders, Macquarie and TPG-Axon, who together own ~15% of Spirit, have executed agreements that state their intention to vote in favor of the transaction
TRANSACTION
CONSIDERATION
• Combined company will be named Spirit Realty Capital
• Spirit management team to lead merged entity
• Spirit board to grow to nine members with addition of two directors from CCPT II
CORPORATE
GOVERNANCE
• Proxy filed Q1 2013
• Closing Q3 2013
EXPECTED TIMING

SPIRIT
REALTY CAPITAL

COLE CREDIT PROPERTY TRUST II

SPIRIT
REALTY CAPITAL

COLE

© 2013 Cole Capital Advisors. All Rights Reserved.

Pro Forma Combined Portfolio
IMPROVED PORTFOLIO CHARACTERISTICS
Pro Forma
822
2,012
1,190
33.1
47
165
98.4%
11.2
52%
21.2
45
282
99.5%
10.0
41%
54.3
48
300+
98.8%
10.6
37%
1%
45%
19%
$3.4 billion $3.7 billion $7.1 billion
Enterprise Value (1)
Properties (2)
Square Feet (MM)
Number of States
Number of Tenants
Weighted Average
Occupancy (3)
Remaining Lease
Term (4)
Top 10 Tenant
Concentration (4)
Investment Grade
Rental Revenue (4)(5)
(6)
Source: Company filings.
Notes:  (1) Based on the January 18, 2013 closing price of Spirit Realty of $17.82 and exchange ratio of 1.9048.
(2) 98.5% of Spirit’s total gross investments represent owned properties. Remaining investments include properties securing mortgage loans.
    (3) Occupancy based on number of properties.
  (4) Based on rental revenue.
(5) Includes single tenant properties only.
(6) Includes 69 mortgage notes receivable.

1.918701
0.9795889
1.9
1.7
1.5
1.3
1.1
0.9
Dec-00
Jun-01
Dec-01
Jun-02
Dec-02
Jun-03
Dec-03
Jun-04
Dec-04
Jun-05
Dec-05
Jun-06
Dec-06
Jun-07
Dec-07
Jun-08
Dec-08
Jun-09
Dec-09
Jun-10
Dec-10
Jun-11

COLE

© 2013 Cole Capital Advisors. All Rights Reserved.

CCPT II Outperformance Amid Headwinds
Source: MIT’s Moody’s CPPI Index
(1) Hines Real Estate Investment Trust, Inc. (“Hines REIT”), Inland American Real Estate Investment Trust, Inc. (“Inland American REIT”), Behringer Harvard REIT I, Inc. (“Behringer Harvard REIT I”)
MIT’s Moody’s CPPI Index
• From the peak of the market in October 2007 to the trough in April 2011, the commercial real estate market declined 49%.  A number of products, including CCPT II, raised capital during this time
CCPT II Offering Period
(6/27/2005 – 1/2/2009)
Hines REIT Offering Period
(1)
(6/18/2004 – 12/31/2009)
Inland American REIT Offering Period
(1)
(8/31/2005 – 4/6/2009)
Behringer Harvard REIT I Offering Period
(1)
(2/19/2003 – 12/31/2008)

Cole Credit Property Trust II
Hines REIT
Inland American REIT

COLE

© 2013 Cole Capital Advisors. All Rights Reserved.

Performance of Legacy Products:  Values and Distribution Yields
Source: MTS Advisors, Company Websites, and Public SEC Filings; Representative of non-listed REITS fundraising and acquiring real estate between 2002-2010
(1) Current Share Value reflects estimated share value per public filings
(2) Current Distribution Rate based on original offering price
(3) Beginning July 2011 through Q3 2012, 30% of the Distribution has been designated as “Special Distribution”, which is a return of invested capital and reduces shareholders’ remaining investment in the company
Behringer
Harvard REIT I
• CCPT II performed substantially better than other contemporaneous products
• Based on Spirit’s 1/18/2013 closing price of $17.82, CCPT II shareholders will have a positive cumulative total return on their investment, despite the vast majority of the capital being invested prior to and throughout the financial crisis
Current Share Value
(1)
Current Distribution Rate
(2)
5.00% (3) 5.00%
6.25%
0.00%
$9.36
$7.78
$7.22
$4.01
$10
$8
$6
$4
$2
$0
7%
6%
5%
4%
3%
2%
1%
0%

CCPT II
S&P 500
CCPT II
S&P 500
CCPT II
S&P 500
CCPT II
S&P 500

© 2013 Cole Capital Advisors. All Rights Reserved.

CCPT II and Broader Equity Market Returns
GROWTH OF $100,000
(1)
QUARTERLY DIVIDEND HISTORY
(3)
CCPT II
S&P 500
CCPT II relative to S&P 500
CCPT II S&P 500
Total Return (1) 41.47% 42.78%
Compound Annual Growth
Rate (CAGR) (2)
4.77% 4.68%
Standard Deviation of
Yearly Returns (2)
10.86% 22.44%
9/27/2005
CCPT II Share Price:
$10.00
6/22/2010
CCPT II Estimated
Share Value: $8.05
7/27/2011
CCPT II Estimated
Share Value : $9.35
1/18/2013
CCPT II Implied Value
Per Share: $9.36 (4)
•
Comparable performance
•
Higher dividend yield
•
Low correlation
$100,000
$109,037
$133,653
$141,616
$100,000
$93,500
$119,711
$142,775
$0
$50,000
$100,000
$150,000
0.00%
2.00%
4.00%
6.00%
8.00%
Dec-05 Dec-06 Dec-07 Dec-08 Dec-09 Dec-10 Dec-11 Dec-12
Source: Bloomberg, Standard & Poors, Public Filings
(1) Total Return and Growth of $100,000 time period: 9/27/2005 to12/31/2012, dividends reinvested
(2) CAGR and Standard Deviation time period: 1/1/2006 to 12/31/2012
(3) S&P 500 Dividend Yield and CCPT II Distribution Rate
(4) Implied value per CCPT II share based on SRC’s 1/18/2013 closing price of $17.82; future value upon listing will be different

© 2013 Cole Capital Advisors. All Rights Reserved.

CCPT II Investor Performance
Month & Year
Invested
(1)
CASH
(2)
Return
(3)
DRIP
(2)
Return
(3)
Sep-05 $141,058 41% $141,616 42%
Oct-05 $140,558 41% $141,124 41%
Nov-05 $140,058 40% $140,631 41%
Dec-05 $139,558 40% $140,138 40%
Jan-06 $139,058 39% $139,646 40%
Feb-06 $138,551 39% $139,146 39%
Mar-06 $138,044 38% $138,647 39%
Apr-06 $137,538 38% $138,147 38%
May-06 $137,017 37% $137,634 38%
Jun-06 $136,496 36% $137,121 37%
Jul-06 $135,975 36% $136,608 37%
Aug-06 $135,433 35% $136,074 36%
Sep-06 $134,892 35% $135,541 36%
Oct-06 $134,350 34% $135,007 35%
Nov-06 $133,808 34% $134,473 34%
Dec-06 $133,267 33% $133,939 34%
Jan-07 $132,725 33% $133,406 33%
Feb-07 $132,183 32% $132,872 33%
Mar-07 $131,642 32% $132,338 32%
Apr-07 $131,100 31% $131,805 32%
Month & Year
Invested
(1)
CASH
(2)
Return
(3)
DRIP
(2)
Return
(3)
May-07 $130,558 31% $131,271 31%
Jun-07 $130,017 30% $130,737 31%
Jul-07 $129,475 29% $130,204 30%
Aug-07 $128,892 29% $129,629 30%
Sep-07 $128,308 28% $129,054 29%
Oct-07 $127,725 28% $128,479 28%
Nov-07 $127,142 27% $127,905 28%
Dec-07 $126,558 27% $127,330 27%
Jan-08 $125,975 26% $126,755 27%
Feb-08 $125,392 25% $126,181 26%
Mar-08 $124,808 25% $125,606 26%
Apr-08 $124,225 24% $125,031 25%
May-08 $123,642 24% $124,456 24%
Jun-08 $123,058 23% $123,882 24%
Jul-08 $122,475 22% $123,307 23%
Aug-08 $121,892 22% $122,732 23%
Sep-08 $121,308 21% $122,157 22%
Oct-08 $120,725 21% $121,583 22%
Nov-08 $120,142 20% $121,008 21%
Dec-08 $119,558 20% $120,433 20%
• Depending on shareholder holding period and based on Spirit Realty’s closing price of $17.82 per share on January 18, 2013, CCPT II shareholders have recognized a positive total return
Initial investors who elected dividend reinvestment have experienced a 42% cumulative return
Source: Cole Credit Property Trust II, Inc., SEC filings and reports
(1) Assumes beginning period convention, no follow-on subscriptions, no redemptions and no distributions past December 31, 2012
(2) Ending values based on distributions paid in cash (“CASH”) or reinvested in shares (“DRIP”), calculated by growing beginning value by commensurate distribution rates. DRIP reflects reinvestment at commensurate share price
(3) Return is calculated by taking the difference of stated ending value and beginning value of $100,000 and then dividing by beginning value;
not time weighted
(4) Historical annualized equivalent dividend distribution rate
(5) Share price history: Offering price $10.00, subsequent share prices of $8.05 and $9.35, and $9.36 estimated share price based on Spirit
1/18/2013 closing price of $17.82 and 0.525 exchange ratio
Date
Distribution
Rate
Q4 2005 6.00%
Q1 2006 6.08%
Q2 2006 6.25%
Q3 2006 6.50%
Q4 2006 6.50%
Q1 2007 6.50%
Q2 2007 6.50%
Q3 2007 7.00%
Q4 2007 7.00%
Q1 2008 7.00%
Q2 2008 7.00%
Q3 2008 7.00%
Q4 2008 7.00%
Q1 2009 7.00%
Q2 2009 7.00%
Q3 2009 6.25%
Q4 2009 6.25%
Date
Distribution
Rate
Q1 2010 6.25%
Q2 2010 6.25%
Q3 2010 6.25%
Q4 2010 6.25%
Q1 2011 6.25%
Q2 2011 6.25%
Q3 2011 6.25%
Q4 2011 6.25%
Q1 2012 6.25%
Q2 2012 6.25%
Q3 2012 6.25%
Q4 2012 6.25%
(4)
(4)

© 2013 Cole Capital Advisors. All Rights Reserved.

Anticipated Timeline and Next Steps
Shareholder Votes
Close Transaction
List New Entity on NYSE
Announce Transaction
File Proxy
Q1 2013
Anticipated
Q3 2013